UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2010

GOLD RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	333-129321 (Commission File Number)	84-1473173 (I.R.S. Employer Identification No.)

222 Milwaukee Street, Suite 301
Denver, CO  80206
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number including area code:   (303) 320-7708

    Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2010, the Board of Directors of Gold Resource Corporation (the “Company”) amended and restated its bylaws, effective immediately.  A copy of the Company’s amended and restated bylaws is attached to this report as Exhibit 3.2.

The Company amended Section 1 of Article I to remove the requirement that its annual meeting be held within six months following the close of its last fiscal year, and amended Article VI to allow the Company to be eligible for the Direct Registration System (“DRS”) by permitting the issuance of uncertificated shares of the Company’s capital stock. The DRS enables investors to have securities recorded and maintained on the books of the issuer or the transfer agent without the issuance of a stock certificate and enables the electronic transfer of the securities.  The amended and restated bylaws also made several ministerial clarifications.

Item 9.01       Financial Statements and Exhibits.

        (d)           Exhibits. The following exhibits are furnished with this report:

3.2   Amended and Restated Bylaws of Gold Resource Corporation dated August 9, 2010.

SIGNATURE

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: August 12, 2010	By:	/s/ William W. Reid
	Name:	William W. Reid
	Title:	Chief Executive Officer

The following is a list of the Exhibits furnished herewith.

Exhibit
Number             Description of Exhibit

3.2                      Amended and Restated Bylaws of Gold Resource Corporation dated August 9, 2010.